                                                       Registration No.
                                                                       ---------

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             GOODNOISE CORPORATION
           --------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           Florida                                      65-0207877
--------------------------------        ----------------------------------------
  (State or other jurisdiction            (I.R.S. employer identification no.)
 of incorporation or organization)

                           1991 Broadway, Suite 200
                            Redwood City, CA  94063
           --------------------------------------------------------
             (Address of principal executive offices) (Zip code)

                             GOODNOISE CORPORATION
                            1998 Stock Option Plan
                      1998 Nonstatutory Stock Option Plan
           --------------------------------------------------------
                           (Full title of the plan)

                               Gene Hoffman, Jr.
                      President & Chief Executive Officer
                             GOODNOISE CORPORATION
                           1991 Broadway, Suite 200
                            Redwood City, CA  94063
           --------------------------------------------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service:  650-216-0200

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

                                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------

    Title of                                Proposed maximum     Proposed maximum
 Securities to be       Amount to be        offering price      aggregate offering        Amount of
  registered/1/        registered/2/         per share/3/            price/3/         registration fee
------------------------------------------------------------------------------------------------------------------------------------
1998 Stock Option Plan
----------------------
Common Stock Par Value $0.01
                    2,946,750                 $ 3.5176         $ 10,365,487.80
                        7,850                 $21.5625            $ 169,265.63

1998 Nonstatutory Stock Option Plan
-----------------------------------
Common Stock Par Value $0.01
                    3,328,000                 $10.3753         $ 34,528,998.40
                    2,672,000                 $21.5625         $ 57,615,000.00

TOTALS              8,954,600                                  $102,678,751.83            $28,544.69

/1/   The securities to be registered include options to acquire Common Stock.

/2/   Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

/3/   Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options, the price is computed on the basis of the weighted average exercise price. As to the remaining shares, the price is based upon the average of the high and low prices of the Common Stock on July 8, 1999, as reported on the Nasdaq National Market.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          GoodNoise Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (a) The Company's report on Form 10-SB filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended June 30, 1998 as filed with the Securities and Exchange Commission on December 24, 1998.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10-SB filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
          -------------------------

          The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

                         Not applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

       The Florida Business Corporation Act permits the indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. The Company's Articles of Incorporation provide that the Company has the power to indemnify its directors, officers, employees, and agents to the full extent permitted by Florida law. In addition, the Company has entered into separate indemnification agreements with its directors and officers which require the Company, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature). These indemnification provisions may be sufficiently broad to permit indemnification of the Company's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.   Exemption From Registration Claimed
          -----------------------------------

          Not applicable.

Item 8.   Exhibits
          --------

          See Exhibit Index.

Item 9.   Undertakings
          ------------

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on July 12, 1999.

                                       GOODNOISE CORPORATION


                                       By: /s/ Gene Hoffman, Jr.
                                           --------------------------
                                           Gene Hoffman, Jr.
                                           President and Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY
                        --------------------------------

     The officers and directors of GOODNOISE Corporation whose signatures appear below, hereby constitute and appoint Gene Hoffman, Jr. and Joseph Howell, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                Title                              Date
----------------------------------   -------------------------------------   -------------------
/s/ Gene Hoffman, Jr.                President, Chief Executive Officer      July 12, 1999
----------------------------------   and Director (Principal Executive       -------------------
Gene Hoffman, Jr.                    Officer)

/s/ Joseph Howell                    Executive Vice President and Chief      July 12, 1999
----------------------------------   Financial Officer (Principal            -------------------
Joseph Howell                        Financial and Accounting Officer)

/s/ Robert H. Kohn                   Chairman of the Board and Secretary     July 12, 1999
----------------------------------                                           -------------------
Robert H. Kohn

/s/ Ralph Peer, II                   Director                                July 12, 1999
----------------------------------                                           -------------------
Ralph Peer, II
                                     Director
----------------------------------                                           -------------------
Tor Braham
                                     Director
----------------------------------                                           -------------------
Ed Rosenblatt


                                 EXHIBIT INDEX
                                 -------------

  4.1 Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's Form 10-SB filed with the Securities and Exchange Commission

  4.2 Bylaws of the Company are incorporated by reference to Exhibit 3.2 to the Company's Form 10-SB filed with the Securities and Exchange Commission

    5   Opinion re legality

 23.1   Consent of Counsel (included in Exhibit 5)

 23.2   Consent of PricewaterhouseCoopers LLP

   24 Power of Attorney (included in signature pages to this registration statement)